Exhibit 99.1
INVESTOR CONTACT: Valda Colbart, 419-784-2759, rfcinv@rurban.net
RURBAN FINANCIAL CORP. REPORTS FIRST
QUARTER 2007 EARNINGS
DEFIANCE, Ohio, April 18, 2007 — Rurban Financial Corp. (Nasdaq: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data processing, today reported first quarter 2007 net income of $702,000 compared with $523,000 for the first quarter of 2006, up 34 percent. Diluted earnings per share were $0.14, compared to $0.10 reported for the year-ago first quarter.
Highlights of the quarter include:
•	Completion of the merger of banking activities into Rurban’s lead bank. Effective as of the opening of business on March 26, 2007, Rurban merged Reliance Financial Services, N.A., its trust and investment subsidiary, and The Exchange Bank, its recently acquired community bank, into The State Bank and Trust Company. The newly-consolidated bank had assets of $529.2 million at period-end.

•	Rurban reduced expenses during the first quarter by more than $1.8 million on an annualized basis. Most of the expense reductions were related to the merger, which occurred late in the first quarter. Therefore, it is anticipated that the second quarter of 2007 should reflect the impact of the majority of the targeted $1.0 million to $1.5 million annualized pre-tax efficiencies from the merger. Approximately $95,000 of one-time expenses were incurred in the first quarter as a result of implementing these efficiencies.

•	Bank performance continues to improve. First quarter 2007 net income for State Bank and Trust was $707,000, an increase of $173,000 or 32.4 percent above the year-ago first quarter and $138,000 or 24.3 percent over the linked fourth quarter. The bank’s efficiency ratio improved to 84.0 percent this quarter, from 91.7 percent in the previous quarter and 86.7 percent for the first quarter of 2006. The efficiencies that were implemented in the first quarter are expected to improve the banking operating efficiency ratios beginning in the second quarter.

•	Continuing improvement in asset quality. Non-performing assets at quarter-end were $4.1 million, or 0.75 percent of total assets, compared with $8.8 million, or 1.64 percent, for the first quarter of 2006 and up nominally from the linked quarter. Net charge-offs were $41,000 or 0.04 percent of average loans this quarter compared with $597,000 or 0.72 percent of average loans for the year-ago quarter.

•	State Bank and Trust Company opened two new banking offices. On January 2, 2007, the full-service banking center in Fort Wayne, Indiana, replaced the previously-opened loan production office. The new Northtowne banking center, located in Defiance, Ohio, opened on January 16, 2007 and replaced an outdated office building that will be sold.

•	RDSI, Rurban’s data and item processing subsidiary, reported an excellent quarter. Revenue was $5.2 million, up 41.7 percent from last year first quarter and net income was $690,000, up $142,000 or 25.9 percent. Results reflect organic growth, as well as the impact of the September 2006 acquisition of Diverse Computer Marketers, a subsidiary of RDSI.
Kenneth A. Joyce, President and Chief Executive Officer, commented, “This quarter marks the final step in our merger process. The reduction in our expenses as a result of the merger should begin to position us to more efficiently operate in this difficult banking environment.
“Our operations are streamlined, integrated and fully-staffed by managers that are focused on growth and profitability. Asset quality will always remain a priority, but it no longer occupies a predominant portion of our focus. More importantly for investors, we are improving our transparency, with two distinct business segments, banking and data and item processing.”
CONSOLIDATED OPERATIONS

Earnings: (Three months ended)	Mar.		Mar.
(Dollars in thousands except per share data)	2007	Dec. 2006	2006
Diluted EPS	$0.14	$0.14	$0.10
Net interest income	$3,593	$3,584	$3,864
Provision (credit) for loan losses	93	(159)	246
Non-interest income	6,739	7,576	5,008
Non-interest expense	9,300	10,359	7,950
Net income (loss)	$702	$710	$523
Total revenue, consisting of net interest income plus non-interest income, was $10.3 million for the first quarter of 2007, compared with $8.9 million for the prior-year first quarter, an increase of $1.5 million, or 16.5 percent. Net interest income was $3.6 million, a decrease of $271,000 or 7.0 percent from the 2006 first quarter, and essentially unchanged from the fourth quarter of 2006. Year over year results reflect 2.1 percent growth in average earning assets, combined with a 33 basis point decline in net interest margin. The linked quarter comparison reflects a 3.7 percent decline in average earning assets offset by a twelve basis point improvement in the net interest margin. Mr. Joyce added, “While margins are still declining for the majority of banks in our market, we improved our margin by 12 basis points, reflecting the success of the balance sheet restructuring that we completed last quarter. With banking margins shrinking over the past ten years, we feel that opportunities exist to increase our non-interest income. We will continue our focus on profitable loan growth, fee income opportunities, margin improvement, and operating efficiencies, all of which should enable Rurban to continue to make earnings progress.”
Non-interest income, largely derived from RDSI, has become increasingly more important as a contributor to net income growth. Non-interest income currently accounts for 65.2 percent of total revenue compared with 56.4 percent for the year-ago quarter. Rurban reported $1.7 million or 34.6 percent growth in non-interest income this quarter, increasing to $6.7 million from $5.0 million a year earlier. Compared with the previous quarter, however, non-interest income declined $837,000 or 11.1 percent, largely from one-time revenue items totaling $1.2 million in the fourth quarter of

2006. Excluding these items, non-interest income increased 4.8 percent above fourth quarter (19.2 percent annualized).
The provision for loan losses was $93,000 compared with $246,000 taken in the first quarter 2006. Net charge-offs were minimal at $41,000 during the quarter.
Non-interest expense was $9.3 million for the first quarter of 2007, up $1.4 million or 17.3 percent from the year-earlier quarter. Included in the first quarter 2007 operating results are $1.0 million of DCM operating expense. The acquisition of DCM took place in September 2006, so there were no corresponding DCM expenses in the first quarter, 2006. First quarter 2007 expenses also included $95,000 of one-time merger-related expense. Excluding the DCM operating and one-time merger-related expenses, non-interest expense increased $255,000 or 3.2% to $8.2 million for the first quarter of 2007 most of which was expense increases at RDSI.
Compared with the linked quarter, non-interest expense in the 2007 first quarter was lower by $1.1 million, or 10.2 percent. Reductions in Compensation (Severance payments), Benefits (healthcare), Professional fees (litigation), and FHLB prepayment penalties were all contributors to the quarter-over-quarter decrease. Consolidation of banking activities resulted in the elimination of approximately 25 full-time equivalent positions; greater savings should be forthcoming in future quarters since the reductions occurred late in the first quarter.
Rurban continues to be very well-capitalized. Stockholders’ equity at March 31, 2007 was $57.7 million, equivalent to 10.5 percent of total assets; on a tangible basis, the ratio was 7.0 percent. The total risk-based capital ratio was 15.9 percent, well in excess of the “well-capitalized” regulatory threshold of ten percent.
THE STATE BANK AND TRUST COMPANY
The newly consolidated State Bank and Trust Company reported net income of $707,000 for the quarter, compared with $534,000 for the prior-year quarter, an increase of $173,000 or 32.4 percent. Revenue for the Bank (net interest income plus non-interest income) was $6.5 million for the current quarter, a decline of $392,000, or 5.7 percent, from the year-earlier level of $6.9 million. This decline in revenue was offset by a $522,000 or 8.7 percent reduction in non-interest expenses. Mortgage banking continues to increase as loan servicing fees increased 25% for the first quarter of 2007 compared to first quarter 2006. The $93,000 in loan loss provision taken this quarter is a $153,000 reduction compared to the previous year quarter this also contributed to the Bank’s improvement in earnings growth.
Year-over-year, average assets increased $13.0 million, or 2.5 percent. Loan growth over the past twelve months was approximately $36 million, or 10.5 percent, reaching $373.3 million at March 31, 2007; this growth was entirely organic. Nearly 62 percent of State Bank’s loan portfolio is commercial, and virtually all of the Bank’s growth was derived from this sector. Loan growth during the first quarter slowed, both from competitive factors and from the priority given to merger activities this past quarter. As of March 31, 2007, loans were $3.2 million higher than year-end, with commercial loan growth leading the way.

Mr. Joyce commented, “We anticipate improved net income from banking through greater savings from our streamlined organization and higher revenue from the new, higher growth markets we recently entered.”
ASSET QUALITY

Asset Quality	Mar.		Mar.
(dollars in thousands)	2007	Dec. 2006	2006
Net charge-offs / (Recoveries)	$41	$645	$597
Net charge-offs (Ann.) / Avg. loans	0.04%	0.70%	0.72%
Allowance for loan loss	$3,769	$3,717	$4,349
Allowance for loan loss / Loans	1.01%	1.00%	1.29%
Non-performing assets	$4,112	$3,910	$8,833
NPA / Total assets	0.75%	0.70%	1.64%
Non-performing assets (loans, OREO & OAO) were $4.1 million, or 0.75 percent of total assets on March 31, 2007, a decline of $4.7 million from twelve months ago and a nominal increase from the linked quarter. Net charge-offs for first quarter were a nominal $41,000, compared with the $597,000 in charge-offs taken in last year’s first quarter. The loan loss reserve now stands at 1.01 percent of period-end loans.
RURBANC DATA SERVICES, INC. (RDSI)
“We continue to see a solid pipeline of potential customers for both our data processing and item processing businesses as we enter 2007. RDSI signed three new client banks for data and item processing, with one bank converted in the first quarter. DCM’s clients are rapidly moving to remote capture and becoming Check 21 compliant,” stated Ken Joyce. Revenue for the quarter was $5.2 million, up $1.6 million or 41.7 percent above the $3.6 million reported for the first quarter of 2006. Of this increase, $1.1 million resulted from DCM, which RDSI acquired in September 2006, and the remainder was derived from new RDSI customers and new products purchased by RDSI’s customer base. RDSI now services over 100 community banks, accounting for 92.2% of Rurban’s fee growth over the past twelve months. Earnings for the first quarter were $690,000 compared to $548,000 for the year-ago quarter, up $142,000 or 25.9%.
About Rurban Financial Corp.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company including Reliance Financial Services, Rurbanc Data Services, Inc. (RDSI), and DCM. The community bank offers financial services through its 18 branches in Allen, Defiance, Fulton, Lucas, Paulding and Wood Counties, Ohio and Allen County, Indiana. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Michigan, Missouri, Ohio and Wisconsin. Rurban’s common stock is quoted on the Nasdaq Global Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 5,027,433 shares outstanding. The Company’s website is http://www.rurbanfinancial.net.
Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.
Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
March 31, 2007 and December 31, 2006

	March	December	March
	2007	2006	2006
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$10,627,291	$13,381,791	$12,289,142
Federal funds sold	6,500,000	9,100,000	4,228,000

Cash and cash equivalents	17,127,291	22,481,791	16,517,142
Interest-earning deposits in other financial institutions	150,000	150,000	150,000
Available-for-sale securities	97,148,409	102,462,075	130,124,716
Loans held for sale	110,697	390,100	40,000
Loans, net of unearned income	373,293,814	370,101,809	337,729,277
Allowance for loan losses	(3,768,814)	(3,717,377)	(4,348,541)
Premises and equipment, net	15,912,493	15,449,774	14,017,625
Purchased software	4,482,113	4,618,691	4,498,803
Federal Reserve and Federal Home Loan Bank Stock	4,040,700	3,993,450	3,649,400
Foreclosed assets held for sale, net	9,400	82,397	2,383,852
Accrued interest receivable	2,820,915	3,129,774	2,766,999
Goodwill	13,690,092	13,674,058	8,805,347
Core deposits and other intangibles	5,683,598	5,858,982	3,625,573
Cash value of life insurance	10,861,017	10,771,843	10,528,528
Other assets	7,323,829	6,559,886	7,712,506

Total assets	$548,885,554	$556,007,253	$538,201,227

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Demand	$43,759,627	$46,565,554	$45,380,636
Savings, interest checking and money market	136,754,887	130,267,333	129,111,866
Time	232,078,426	237,722,558	224,033,626

Total deposits	412,592,940	414,555,445	398,526,128
Notes payable	2,515,911	2,589,207	—
Advances from Federal Home Loan Bank	17,500,000	21,000,000	43,500,000
Repurchase Agreements	30,827,195	32,270,900	15,403,500
Trust preferred securities	20,620,000	20,620,000	20,620,000
Accrued interest payable	2,233,625	2,224,413	1,486,845
Other liabilities	4,884,579	5,792,135	4,612,822

Total liabilities	491,174,250	499,052,100	484,149,295

Shareholders’ Equity
Common stock,$2.50 stated value; authorized 10,000,000 shares; 5,027,433 shares outstanding	12,568,583	12,568,583	12,568,583
Additional paid-in capital	14,872,424	14,859,165	14,841,050
Retained earnings	30,808,105	30,407,298	28,973,991
Accumulated other comprehensive loss	(537,808)	(879,893)	(2,331,692)

Total shareholders’ equity	57,711,304	56,955,153	54,051,932

Total liabilities and shareholders’ equity	$548,885,554	$556,007,253	$538,201,227

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
For The First Quarter Ended March 31, 2007 and Fourth Quarter Ended December 31, 2006

	First Quarter	Fourth Quarter	Increase/(Decrease)
	2007	2006	$
Interest income
Loans
Taxable	$6,676,813	$6,720,398	$(43,585)
Tax-exempt	17,293	17,638	(345)
Securities
Taxable	1,091,197	1,258,234	(167,037)
Tax-exempt	153,057	149,172	3,885
Other	78,468	77,726	742

Total interest income	8,016,828	8,223,168	(206,340)

Interest expense
Deposits	3,333,730	3,326,774	6,956
Other borrowings	51,072	51,910	(838)
Repurchase Agreements	343,849	382,717	(38,868)
Federal Home Loan Bank advances	249,587	421,970	(172,383)
Trust preferred securities	445,314	455,408	(10,094)

Total interest expense	4,423,552	4,638,779	(215,227)

Net interest income	3,593,276	3,584,389	8,887

Provision for loan losses	92,640	(159,483)	252,123

Net interest income after provision for loan losses	3,500,636	3,743,872	(243,236)

Non-interest income
Data service fees	4,834,136	4,698,386	135,750
Trust fees	826,382	830,898	(4,516)
Customer service fees	528,424	525,881	2,543
Net gain on sales of loans	54,279	833,315	(779,036)
Net realized gains (losses) on sales of available-for-sale securities	—	(494,885)	494,885
Investment securities recoveries	—	889,454	(889,454)
Loan servicing fees	108,706	118,476	(9,770)
Gain (loss) on sale of assets	35,967	8,852	27,115
Other income	350,848	165,637	185,211

Total non-interest income	6,738,742	7,576,014	(837,272)

Non-interest expense
Salaries and employee benefits	4,396,787	4,677,237	(280,450)
Net occupancy expense	527,133	506,142	20,991
Equipment expense	1,605,873	1,681,747	(75,874)
Data processing fees	156,181	159,604	(3,423)
Professional fees	677,391	870,464	(193,073)
Marketing expense	155,685	132,787	22,898
Printing and office supplies	198,092	165,990	32,102
Telephone and communication	445,204	427,554	17,650
Postage and delivery expense	392,261	337,993	54,268
State, local and other taxes	199,741	161,523	38,218
Employee expense	255,069	233,491	21,578
FHLB prepaymemt penalties	—	214,886	(214,886)
Other expenses	290,836	789,587	(498,751)

Total non-interest expense	9,300,253	10,359,005	(1,058,752)

Income before income tax expense	939,125	960,881	(21,756)
Income tax expense	236,672	250,448	(13,776)

Net income	$702,453	$710,433	$(7,980)

Earnings per common share:
Basic	$0.14	$0.14	$(0.00)

Diluted	$0.14	$0.14	$(0.00)

Average diluted shares outstanding	5,027,613	5,027,440

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
For The Three Months Ended March 31, 2007 and 2006

	Three Months	Three Months	Increase/(Decrease)
	2007	2006	$
Interest income
Loans
Taxable	$6,676,813	$5,554,154	$1,122,659
Tax-exempt	17,293	12,235	5,058
Securities
Taxable	1,091,197	1,312,600	(221,403)
Tax-exempt	153,057	131,833	21,224
Other	78,468	36,267	42,201

Total interest income	8,016,828	7,047,089	969,739

Interest expense
Deposits	3,333,730	2,121,214	1,212,516
Other borrowings	51,072	26,299	24,773
Retail Repurchase Agreements	343,849	124,277	219,572
Federal Home Loan Bank advances	249,587	482,821	(233,234)
Trust preferred securities	445,314	428,422	16,892

Total interest expense	4,423,552	3,183,033	1,240,519

Net interest income	3,593,276	3,864,056	(270,780)

Provision for loan losses	92,640	246,000	(153,360)

Net interest income after provision for loan losses	3,500,636	3,618,056	(117,420)

Non-interest income
Data service fees	4,834,136	3,241,134	1,593,002
Trust fees	826,382	815,451	10,931
Customer service fees	528,424	550,067	(21,643)
Net gain on sales of loans	54,279	61,046	(6,767)
Loan servicing fees	108,706	86,694	22,012
Gain (loss) on sale of assets	35,967	(19,126)	55,093
Other income	350,848	273,034	77,814

Total non-interest income	6,738,742	5,008,300	1,730,442

Non-interest expense
Salaries and employee benefits	4,396,787	3,857,734	539,053
Net occupancy expense	527,133	439,948	87,185
Equipment expense	1,605,873	1,375,828	230,045
Data processing fees	156,181	136,590	19,591
Professional fees	677,391	519,365	158,026
Marketing expense	155,685	126,448	29,237
Printing and office supplies	198,092	152,984	45,108
Telephone and communication	445,204	402,367	42,837
Postage and delivery expense	392,261	131,994	260,267
State, local and other taxes	199,741	133,858	65,883
Employee expense	255,069	249,388	5,681
Other expenses	290,836	423,527	(132,691)

Total non-interest expense	9,300,253	7,950,031	1,350,222

Income before income tax expense	939,125	676,325	262,800
Income tax expense	236,672	153,780	82,892

Net income	$702,453	$522,545	$179,908

Earnings per common share:
Basic	$0.14	$0.10	$0.04

Diluted	$0.14	$0.10	$0.04

Average diluted shares outstanding	5,027,613	5,028,183

Rurban Financial Corp.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	1st Qtr	4th Qtr	1st Qtr
(dollars in thousands except per share data)	2007	2006	2006
EARNINGS
Net interest income	$3,593	$3,584	$3,864
Provision for loan loss	$93	$(159)	$246
Non-interest income	$6,739	$7,576	$5,008
Revenue (net interest income plus non-interest income)	$10,332	$11,160	$8,872
Non-interest expense	$9,300	$10,359	$7,950
Net income (loss)	$702	$710	$523

PER SHARE DATA
Basic earnings per share	$0.14	$0.14	$0.10
Diluted earnings per share	$0.14	$0.14	$0.10
Book value per share	$11.48	$11.33	$10.75
Tangible book value per share	$7.69	$7.58	$8.28
Cash dividend per share	$0.06	$0.06	$0.05

PERFORMANCE RATIOS
Return on average assets	0.51%	0.50%	0.39%
Return on average equity	4.91%	5.08%	3.86%
Net interest margin (tax equivalent)	3.04%	2.92%	3.37%
Non-interest expense / Average assets	6.71%	7.27%	5.95%
Efficiency Ratio — bank (non-GAAP)	87.20%	94.85%	88.99%

MARKET DATA PER SHARE
Market value per share — Period end	$11.84	$10.77	$12.42
Market as a % of book	1.03	0.95	1.16
Cash dividend yield	2.03%	2.23%	1.61%
Period-end common shares outstanding (000)	5,027	5,027	5,027
Common stock market capitalization ($000)	$59,525	$54,145	$62,441

CAPITAL & LIQUIDITY
Equity to assets	10.5%	10.2%	10.0%
Period-end tangible equity to assets	7.0%	6.9%	7.7%
Tier 1 risk-based capital ratio	14.8%	14.9%	17.3%
Total risk-based capital ratio	15.9%	16.0%	18.9%

ASSET QUALITY
Net charge-offs / (Recoveries)	$41	$645	$597
Net loan charge-offs (Ann.) / Average loans	0.04%	0.70%	0.72%
Non-performing loans	$4,103	$3,828	$6,031
OREO / OAOs	$9	$82	$2,802
Non-performing assets	$4,112	$3,910	$8,833
Non-performing assets / Total assets	0.75%	0.70%	1.64%
Allowance for loan losses / Total loans	1.01%	1.00%	1.29%
Allowance for loan losses / Non-performing Assets	91.6%	95.1%	49.2%

END OF PERIOD BALANCES
Total loans, net of unearned income	$373,294	$370,102	$337,729
Allowance for loan loss	$3,769	$3,717	$4,349
Total assets	$548,886	$556,007	$538,201
Deposits	$412,593	$414,555	$398,526
Stockholders’ equity	$57,711	$56,955	$54,052
Full-time equivalent employees	294	317	275

AVERAGE BALANCES
Loans	$371,724	$370,687	$331,711
Total earning assets	$484,110	$502,530	$474,087
Total assets	$554,631	$569,807	$534,371
Deposits	$415,887	$415,576	$392,323
Stockholders’ equity	$57,192	$55,963	$54,251

Rurban Financial Corp.
Segment Reporting
Three Months Ended March 31, 2007

		RFCBC
		(Loan
	State Bank	Workout	Total	Data
	and Trust	Company)	Banking	Processing
Income Statement Measures
Interest Income	$8,070	$1	$8,071	$—
Interest Expense	3,940	—	3,940	94
Net Interest Income	4,130	1	4,131	(94)
Provision For Loan Loss	100	(7)	93	—
Non-interest Income	2,416	—	2,416	5,249
Non-interest Expense	5,495	214	5,709	4,109
Net Income Before Taxes	951	(206)	745	1,046
Income Taxes	244	(70)	174	356
Net Income YTD	$707	$(136)	$571	$690

Performance Measures
Average Assets — YTD	$534,629	$1,914	$536,543	$20,217
ROAA	0.53%	—	0.43%	13.65%
Average Equity — YTD	$54,828	$1,502	$56,330	$13,378
ROAE	5.16%	—	4.05%	20.63%
Efficiency Ratio — %	83.94%	—	87.20%	79.71%
Average Loans — YTD	$373,586	$614	$374,200	$—
Average Deposits — YTD	$424,355	$—	$424,355	$—

	Parent		Rurban
	Company	Elimination	Financial
	and Other	Entries	Corp.
Income Statement Measures
Interest Income	$1	$(55)	$8,017
Interest Expense	445	(55)	4,424
Net Interest Income	(444)	—	3,593
Provision For Loan Loss	—		93
Non-interest Income	328	(1,254)	6,739
Non-interest Expense	736	(1,254)	9,300
Net Income Before Taxes	(852)	—	939
Income Taxes	(293)	—	237
Net Income YTD	$(559)	$—	$702

Performance Measures
Average Assets — YTD	$79,251	$(81,380)	$554,631
ROAA	—	—	0.51%
Average Equity — YTD	$57,192	$(69,708)	$57,192
ROAE	—	—	4.91%
Efficiency Ratio — %	—	—	90.01%
Average Loans — YTD	$—	$(2,476)	$371,724
Average Deposits — YTD	$—	$(8,468)	$415,887

Rurban Financial Corp.
Proforma Performance Measurement
Quarterly Comparison — First Quarter 2007

		RFCBC
		(Loan	Banking
	State Bank	Workout	Related
	and Trust	Company)	Entities	RDSI
Average Assets
1Q07	$534,629	$1,914	$536,543	$20,217
4Q06	$549,777	$2,178	$551,955	$19,695
3Q06	$549,931	$2,451	$552,382	$14,442
2Q06	$532,027	$5,477	$537,504	$13,368
1Q06	$521,586	$6,675	$528,261	$11,579
1st Quarter Comparison	$13,043	$(4,761)	$8,282	$8,638

Revenue
1Q07	$6,546	$1	$6,547	$5,155
4Q06	$7,233	$124	$7,357	$4,944
3Q06	$7,207	$3	$7,210	$4,085
2Q06	$6,917	$85	$7,002	$3,632
1Q06	$6,938	$93	$7,031	$3,637
1st Quarter Comparison	$(392)	$(92)	$(484)	$1,518

Non-interest Expenses
1Q07	$5,495	$215	$5,710	$4,109
4Q06	$6,635	$278	$6,913	$4,026
3Q06	$5,784	$161	$5,945	$3,375
2Q06	$5,573	$307	$5,880	$2,949
1Q06	$6,017	$174	$6,191	$2,807
1st Quarter Comparison	$(522)	$41	$(481)	$1,302

Net Income
1Q07	$707	$(136)	$571	$690
4Q06	$569	$(89)	$480	$606
3Q06	$872	$(82)	$790	$478
2Q06	$888	$(109)	$779	$451
1Q06	$534	$(54)	$480	$548
1st Quarter Comparison	$173	$(82)	$91	$142

Efficiency Ratio
1Q07	83.95%		87.22%	79.71%
4Q06	91.73%		93.96%	81.43%
3Q06	80.26%		82.45%	82.62%
2Q06	80.57%		83.98%	81.19%
1Q06	86.73%		88.05%	77.18%
1st Quarter Comparison	(2.78%)		(0.84%)	2.53%

NPA/Total Assets
1Q07	0.66%
4Q06	0.61%
3Q06	0.90%
2Q06	0.86%
1Q06	0.88%
1st Quarter Comparison	(0.22%)

ROAA
1Q07	0.53%		0.43%	13.65%
4Q06	0.41%		0.35%	12.31%
3Q06	0.63%		0.57%	13.24%
2Q06	0.67%		0.58%	13.49%
1Q06	0.41%		0.36%	18.93%
1st Quarter Comparison	0.12%		0.06%	(5.28%)

ROAE
1Q07	5.16%		4.05%	20.63%
4Q06	4.20%		3.43%	19.06%
3Q06	6.72%		5.83%	21.26%
2Q06	6.95%		5.52%	21.38%
1Q06	3.97%		3.16%	31.59%
1st Quarter Comparison	1.19%		0.90%	(10.96%)

Average Equity
1Q07	$54,828	$1,502	$56,330	$13,378
4Q06	$54,249	$1,714	$55,963	$12,721
3Q06	$51,917	$2,261	$54,178	$8,995
2Q06	$51,093	$5,393	$56,486	$8,437
1Q06	$53,824	$7,001	$60,825	$6,938
1st Quarter Comparison	$1,004	$(5,499)	$(4,495)	$6,440

	Parent	Intersegment	Rurban
	Company and	Elimination	Financial
	Other	Entries	Corp.
Average Assets
1Q07	$79,251	$(81,380)	$554,631
4Q06	$78,234	$(80,077)	$569,807
3Q06	$75,666	$(89,023)	$553,465
2Q06	$74,679	$(80,477)	$545,074
1Q06	$78,705	$(84,175)	$534,370
1st Quarter Comparison	$546		$20,261

Revenue
1Q07	$(116)	$(1,254)	$10,332
4Q06	$247	$(1,388)	$11,160
3Q06	$(219)	$(1,417)	$9,659
2Q06	$(163)	$(1,373)	$9,098
1Q06	$(129)	$(1,667)	$8,872
1st Quarter Comparison	$13		$1,460

Non-interest Expenses
1Q07	$736	$(1,254)	$9,301
4Q06	$822	$(1,402)	$10,359
3Q06	$612	$(1,417)	$8,515
2Q06	$625	$(1,374)	$8,080
1Q06	$622	$(1,670)	$7,950
1st Quarter Comparison	$114		$1,351

Net Income
1Q07	$(559)		$702
4Q06	$(376)		$710
3Q06	$(454)		$814
2Q06	$(516)		$714
1Q06	$(505)		$523
1st Quarter Comparison	$(54)		$179

Efficiency Ratio
1Q07			90.04%
4Q06			92.82%
3Q06			88.16%
2Q06			88.81%
1Q06			89.61%
1st Quarter Comparison			0.43%

NPA/Total Assets
1Q07			0.75%
4Q06			0.70%
3Q06			1.07%
2Q06			1.07%
1Q06			1.64%
1st Quarter Comparison			(0.89%)

ROAA
1Q07			0.51%
4Q06			0.50%
3Q06			0.59%
2Q06			0.52%
1Q06			0.39%
1st Quarter Comparison			0.11%

ROAE
1Q07			4.91%
4Q06			5.08%
3Q06			5.95%
2Q06			5.28%
1Q06			3.86%
1st Quarter Comparison			1.05%

Average Equity
1Q07	$57,192	$(69,708)	$57,192
4Q06	$55,963	$(68,684)	$55,963
3Q06	$54,702	$(63,173)	$54,702
2Q06	$54,039	$(64,923)	$54,039
1Q06	$54,251	$(67,763)	$54,251
1st Quarter Comparison	$2,941		$2,941